UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 5, 2012

PRIVILEGED WORLD TRAVEL CLUB, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54732	45-5312769
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1 Blackfield Drive, Tiburon, California 94920

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(415) 888-2478

 (ISSUER TELEPHONE NUMBER)

APEX 4, Inc.

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ..

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Travel Services Agreement

On October 8, 2012, Privileged World Travel Club, Inc., a Delaware corporation (the “Company”) entered into a Travel Services Agreement (the “Travel Agreement”) with China International Group Travel (“CIGT”), a division of China International Travel Service Limited, a Republic of China Government Enterprise (“CITS”), relating to the provision of travel services by the Company.

Pursuant to the Travel Agreement, the Company agreed to build a develop a travel-related website (the “Privileged Website”), using proprietary reservation software, that will permit the preparation of consolidated itineraries for travel within China, through a link to an external Chinese GDS to be provided by CIGT, and for international travel and travel within the US, including travel relating to the following cities: San Francisco, California; Los Angeles, California; Las Vegas, Nevada; Chicago, Illinois; Miami, Florida; Boston, Massachusetts; New York, New York; New Orleans, Louisiana; and Orlando, Florida (collectively, the “Travel Cities”).  Additionally, through the  Privileged Website, the Company agreed to will provide consolidated itineraries for both the Chinese domestic travel and international travel to and among the Travel Cities by Chinese Citizens traveling to any one or more of the Travel Cities (collectively, the “Covered Travelers”).  Finally, the Company agreed to work with CIGT to arrange package tours to the Travel Cities, and will provide tour guide and assistance for such tours, pursuant to agreements, the terms and conditions of which will be determined by the Parties.

In exchange for these services to be provided by the Company, pursuant to the Travel Agreement, CIGT agreed to book all travel for the Covered Travelers through the Privileged Website.  CIGT further agreed that it would provide to the Company a functional link (together with all necessary technical support for functionality) to a TravelSky Technology Limited (“TravelSky”), a Chinese State-owned enterprise and dominant provider of IT solutions to China's air travel and tourism industries, and to obtain all necessary and proper permission and approval from TravelSky for use of the link on the Privileged Website.  CIG Tfurther agreed to use the Privileged Website to book all domestic travel for the Covered Travelers in connection with their travel to the Travel Cities, using the link to TravelSky on the Privileged Website.   Finally, CIGT agreed to pay for all booked travel pursuant to the terms to be provided by the Company in connection with applicable tour packages for the Travel Cities.

Both the Company and CIGT agreed to maintain the confidentiality of each others’ confidential and trade secret information and documentation.  Moreover, the Company and CIGT agreed that each would be responsible for payment of their respective taxes in connection with the operation of their businesses.

The term of the Travel Agreement runs from October 8, 2012, through December 31, 2015, and may be renewed for additional one-year terms on the written agreement of the Company and CITG.

The foregoing summary of the terms and conditions of the Travel Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Travel Agreement attached as an exhibit hereto.

Prospective Member List Purchase Agreement

On October 10, 2012, the Company entered into a Prospective Member List Purchase Agreement (the “List Purchase Agreement”) that memorialized a prior verbal agreement with Triton Distribution Systems, Inc. (“Triton”), a material shareholder of the Company.

Prior to and in anticipation of the commencement of the Company’s operations, Triton had acquired a list of names and contact information for approximately 9 million individuals (the “Potential Member List”) that the Company anticipates using as its initial marketing base to offer memberships in the Company’s Privileged World Travel Club.  Following the commencement of the Company’s business, the Company and Triton had verbally agreed to the terms of the sale of the Potential Member List to the Company, in exchange for the cancellation of certain debts of Triton acquired or to be acquired by the Company.

On October 10, 2012, the Company and Triton entered into the List Purchase Agreement, pursuant to which Triton sold the Potential Member List to the Company, and the Company agreed to the cancellation and return to Triton of $5,595,000 in promissory notes (the “Notes”) which the Company had acquired from prior holders of the Notes.  The Notes had previously been issued by Triton to certain individuals and investors in Triton, who had exchanged their notes, either directly with the Company for the issuance of shares of the Company’s restricted common stock, or with the UCST Trust, which had exchanged the Notes with the Company for the issuance of shares of Company’s restricted common stock.

The foregoing summary of the terms and conditions of the List Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the List Purchase Agreement attached as an exhibit hereto.

Item 3.02

Unregistered Sale of Equity Securities

Common Stock Purchase Agreement

On October 5, 2012, the Company entered into an agreement to sell and issue 5,000,000 shares of its restricted common stock in exchange for a purchase price of Five Million Dollars ($5,000,000).

Pursuant to the agreement, the purchase price, minus any prior advances to the Company, will be paid to the Company within ten (10) days of the date of effectiveness of the Company’s Registration Statement on Form S-1.  The purchaser is committed to purchasing the shares.

The sale of the shares was made pursuant to Regulation S, and the purchaser made written representations and warranties to the Company that it was purchasing for its own accounts, for investment, and not with a view to distribution of the shares; that by reason of their business or financial experience, or that of its professional advisors, it was capable of evaluating the merits and risks of an investment in the Company in connection with the transaction; that the shares would contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S; and that the Company was required to refuse to register any transfer of any securities issued to the investor not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration

No public solicitation was undertaken in connection with the private purchase and sale of the shares.  The investor had a pre-existing business relationship with the Company and its officers and directors.

Item 5.06

Change in Shell Company Status.

As reported by the Company in the Current Report on Form 8-K filed with the SEC on August 28, 2012, in light of the Company’s entry into the license agreement with Triton (discussed in the August 28, 2012, 8-K), and the acquisition of the list of names from Triton (which was disclosed in the August 28, 2012, 8-K and memorialized and formalized pursuant to the List Purchase Agreement described above), management of the Company believed that the Company was no longer a Shell Company.

Management believes that the entry by the Company into the Travel Agreement and the Stock Purchase Agreement, described above, are additional evidence that the Company no longer meets the definition of a “shell company” because the Company has assets consisting of more than just cash, cash equivalents, and nominal other assets.  The Company’s assets include the license agreement with Triton, pursuant to which the Company has the right to use Triton’s proprietary ReservationExpert software in the Company’s business; the Travel Agreement, pursuant to which the Company has the exclusive right to provide travel to the Covered Travelers identified in the Travel Agreement; the List, which consists of names and contact information which will serve as the Company’s initial targeted marketing base; and a commitment for the purchase of 5,000,000 shares of the Company’s restricted common stock at an aggregate purchase price of $5,000,000.  Management believes that the information provided in the August 28, 2012, 8-K, as well as the information provided herein, constitute Form 10 information with respect to the Company, and as such, the Company is no longer a shell company.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibits Description
10.1	Travel Services Agreement

10.2	Prospective Member List Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVILEGED WORLD TRAVEL CLUB, INC.

By:

/s/ Gregory Lykiardopoulos

Gregory Lykiardopoulos

Chief Executive Officer

(Principal Executive Officer)

Date:

October 10, 2012

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